ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 8708
Website: secretaryofstate.biz
Filing Date: 07/23/2009
Articles of Incorporation
(PURSUANT TO NRS 78)

1.	Name of
	Corporation:	ALLIES LIMITED

2.	Registered Agent	[X] Commercial Registered Agent: AGENCY SERVICES OF NEVADA
	for Service of Process	[ ] Noncommercial Registered Agent OR [ ] Office or Position with Entity

	(check only one box)	Name of Title of Office or Other Position with Entity
Secretary
Nevada

3.	Authorized Stock:	100,000,000	$0.01	N/A
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to issue)	with par value:		without par value:

4.	Names	TED PRICE
	& Addresses,	Name
	of Board of	1015 NORTH 98TH ST, SUITE 100	OMAHA	NE	68114
	Directors/Trustees:	Street Address	City	State	Zip Code
	(each Director/Trustee must	KENNETH J. HAGEN, JR.
	be a natural person at least	Name
	18 years of age; attach	1015 NORTH 98TH ST, SUITE 100	OMAHA	NE	68114
	additional page if more	Street Address	City	State	Zip Code
than two directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:
(optional-see instructions)

6.	Names, Address	KENNETH J. HAGEN, JR.	/S/ KENNETH J. HAGEN, JR.
	and Signature of	Name	Signature
	Incorporator:	1015 NORTH 98TH ST, SUITE 100	OMAHA	NE	68114
	(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/ AGENCY SERVICES OF NEVADA		07-21-2009
	Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity		Date

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 8708
Website: secretaryofstate.biz
Filing Date: 02/01/2010
Certificate of Correction
(PURSUANT TO NRS CHAPTERS 78,
78A, 80, 81, 82, 84, 86, 87, 87A, 88,
88A, 89 AND 92A)

1.	The name of the entity for which correction is being made
ALLIES LIMITED

2.	Description of the original document for which correction is being made:
ARTICLES OF INCORPORATION

3.	Filing date of the original document for which correction is being made: 07/23/2009

4.	Description of the inaccuracy or defect.
PAR VALUE PER SHARES - $.01

5.	Correction of the inaccuracy or defect.
PAR VALUE PER SHARE - $.0001

6.	Signature

/s/ KENNETH J. HAGEN, JR. President JAN. 29, 2010
Authorized Signature Title Date